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                                                                    Exhibit 23.1

                [Cacciamatta Accountancy Corporation Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Genius Products, Inc.
San Diego, California

We consent to the incorporation by reference of our Independent Auditor's Report dated March 20, 2001, on the financial statements of Genius Products, Inc. for the year ended December 31, 2000 in the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 3, 2001.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California
August 3, 2001